EXHIBIT 99A

Media:
Rodrigo Sierra
(312) 240-4567
Investor Relations:
Mary Ann Wall
(312) 240-7534

130 E. Randolph Dr.
Chicago, Illinois 60601

For Immediate Release
April 26, 2002

Peoples Energy Reports Second Quarter Results

CHICAGO - Peoples Energy (NYSE: PGL) today reported second quarter net income for the period ended March 31, 2002 of $55.0 million or $1.55 per diluted share compared with $62.2 million or $1.75 per diluted share for the year-ago quarter. Operating and equity investment income was $99.0 million in the second quarter of fiscal 2002 compared with $113.0 million in last year's second fiscal quarter. Year-ago results have been restated to reflect a first quarter 2002 election changing the method of accounting for oil and gas properties from the full cost method to the successful efforts method.

Lower results for the quarter were mainly due to much warmer weather, lower pension credits, and lower diversified business operating results. These negatives were partially offset by reduced bad debt expense, lower labor and reduced interest costs in the Gas Distribution segment and a gain on the settlement of hedges formerly in place with Enron.

"Although we are not pleased to report lower results, our second quarter reflects solid earnings, given the extremely warm weather, lower pension credits and low commodity prices." said Richard E. Terry, chairman and chief executive officer. "The good news is we're through with the major impacts of warm weather, commodity prices have improved and our exposure with Enron has been effectively eliminated. As a result of steps taken during this period, our balance sheet is stronger and our businesses have a better risk profile."

Peoples Energy reported second quarter and fiscal year-to-date results for its primary business segments:

Gas Distribution. In the company's core business, fiscal 2002 second quarter operating income was $95.1 million compared with $101.6 million in the year-ago quarter. Most of the decrease was due to weather that was 13% warmer than last year and 12% warmer than normal and lower pension credits, a non-cash item. Partially offsetting these negatives were reduced operating expenses due to the lower provision for uncollectible accounts and lower labor costs resulting mostly from last year's special retirement program. Heating degree days for the second quarter totaled 2,865, compared with last year's second quarter of 3,281 and normal weather of 3,254 degree days. For every 100 degree day change from normal, the net income impact is approximately $0.05 per share before weather insurance. Accruals under the company's weather insurance policy offset approximately half of the weather impact in the second quarter. With lower natural gas commodity prices and lower deliveries due to warmer weather, second quarter operating revenues decreased to $414.4 million compared to $902.0 million last year. The majority of this decrease was due to lower unit prices of gas.

Power Generation. Two non-operating items led to a decrease in Power Generation results in the second quarter compared with a year ago. First, interest expense is included in this year's second quarter results due to the Elwood Energy L.L.C. non-recourse bond financing that is now reflected in segment results versus the interim financing that was previously recorded in corporate results. Second, last year's second quarter results benefited from a gain on the liquidation of financial hedges associated with Elwood's gas supply requirements. As a result, Power Generation had an operating and equity investment loss of $2.7 million in the second quarter compared with operating and equity investment income of $5.6 million in last year's second quarter. Excluding those two items, second quarter operating and equity investment income would have been $1.1 million compared with $1.6 million in the year-ago quarter.

Midstream Services. Second quarter operating and equity investment income was $4.3 million compared with $5.1 million a year ago. An increase in operating income from hub activity was more than offset by lower results from peaking activities and enovate, L.L.C. As noted in an April 4 announcement, Peoples Energy has acquired Enron's 50% interest in enovate. Peoples Energy continues to provide these midstream services independently while it evaluates new partnership opportunities.

Retail Energy Services. Operating income for the current quarter was lower by $2.3 million compared to $2.2 million for the same period last year. The prior period results benefited from a one-time change in inventory accounting method.

Oil and Gas Production. Operating and equity investment income in the current quarter improved $5.6 million to $8.0 million primarily due to the favorable impact of a $5.1 million gain on the settlement of Enron-related hedges. Excluding the gain, operating results increased to $2.9 million compared with $2.4 million in last year's second quarter. Increased production was offset by lower realized prices and higher DD&A expense. Average daily gas production increased 69% in the second quarter to 47.9 million cubic feet per day from last year's second quarter average of 28.3 million cubic feet per day. Net realized natural gas prices in the second quarter decreased to $2.96 per Mcf compared with last year's average of $3.38 per Mcf.

Other Items
Other income decreased to $3.3 million from $6.3 million in last year's second quarter, mainly due to lower interest income. Interest expense decreased to $14.0 million from $18.9 million a year ago, primarily due to a decrease in utility short-term debt.

Six-Month 2002 Results
For the six months ended March 31, 2002, net income was $86.0 million or $2.42 per diluted share compared with $97.4 million or $2.75 per diluted share a year ago. Six-month operating and equity investment income was $159.9 million compared with $186.5 million in the prior period. Fiscal year-to-date results decreased compared to last year due to extremely warm weather, lower pensions credits, and lower diversified business operating results. These negatives were partially offset by reduced bad debt expense, lower labor and reduced interest costs in the Gas Distribution segment and a gain on the settlement of hedges formerly in place with Enron. Heating degree days for the first six months of fiscal 2002 were 4,727, down 1,186 degree days or 20% compared with last year's 5,913, and down 806 or 15% from normal of 5,533 degree days.

Financial
At March 31, 2002, total debt was 53% of total debt plus equity compared with 61% at fiscal year-end and 59% at the end of last year's second quarter. Credit ratios also improved as of the twelve-months ended March 31, 2002, with funds from operations/interest coverage at 3.72x compared with 2.79x at fiscal year-end.

Gas Distribution's receivable collections have increased due to the company's collection efforts and the effects of warm winter weather, which enabled a number of customers to pay off balances in arrears. As a result, normal receivable balances are expected to be achieved by fiscal year-end. The improvement in collections is having a very positive impact on cash flow.

The company has reduced its estimate for fiscal 2002 capital expenditures from $300 million to approximately $220 million. This is due to a reduction in the capital expenditure budget for Oil and Gas from $145 million to $65 million, to reflect a lowered estimate for expected acquisitions in fiscal 2002 and lower drilling costs. Last year, total capital expenditures including advances to joint venture partnerships were $345 million. Faster receivable collections and lower capital expenditures than a year ago will enable the company to retire $100 million of debt that was originally scheduled to be refinanced.

Outlook
"We are reducing the range of our earnings estimate to $2.70 to $2.80 per diluted share from the previous range of $2.75 to $2.90 per diluted share," Terry said. "The primary reason for the change in the fiscal 2002 outlook was an expectation of lower than planned investments in Oil and Gas, which reflects our disciplined approach to risk and acquisitions."

Terry concluded, "We've made it through a difficult first six months and we're pleased with the encouraging prospects for the rest of the year. In Gas Distribution, warmer weather and stronger credit policies have accelerated receivable collections and enabled us to retire some debt that would have been refinanced. Midstream expects to emerge unscathed from the Enron bankruptcy. Construction of the Southeast Chicago Energy project in the Power Generation segment is on track and on budget. Oil and Gas has increased production and reserves several-fold from a standing start just five years ago, all within the structure of a highly disciplined, managed risk approach. We're going to stick to our financial disciplines and maintain a very prudent risk profile. Throughout Peoples Energy, our focus is clear: manage risk and deliver results."

Peoples Energy is a diversified energy company comprised of five primary business segments: Gas Distribution, Power Generation, Midstream Services, Retail Energy Services, and Oil and Gas Production. The Gas Distribution business serves about 1 million retail customers in Chicago and northeastern Illinois. Visit the Peoples Energy web site at PeoplesEnergy.com.

Forward-Looking Information. This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, such as management's forecast of financial results. Actual results could differ materially from such expectations because of many uncertainties, including, but not limited to: weather-related energy demands; the company's success in identifying diversified energy opportunities on financially acceptable terms and generating earnings within a reasonable time; adverse resolution of material litigation; general U.S. and Illinois economic conditions; business and competitive conditions resulting from deregulation and consolidation of the energy industry; the timing and extent of changes in interest rates and energy commodity prices, including but not limited to the effect of unusually high gas prices on cost of gas supplies, accounts receivable and the provision for uncollectible accounts, and interest expense; drilling risks and the inherent uncertainty of gas and oil reserve estimates; regulatory developments in the U.S., Illinois and other states where Peoples Energy does business; and terrorist activities. Some of the uncertainties that may affect future results are discussed in more detail in Peoples Energy's filings under the Securities Exchange Act of 1934. All forward-looking statements included in this press release are based upon information presently available, and Peoples Energy assumes no obligation to update any forward-looking statements.

# # # #

(Financial Tables Follow)

PEOPLES ENERGY CORPORATION
FINANCIAL HIGHLIGHTS
(Unaudited)

	Three Months Ended March 31,

	2002	2001

Total Operating Revenues	$522,835,000	$1,073,789,000

Operating Income	$99,596,000	$101,957,000

Equity Investment Income	($578,000)	$11,006,000

Operating and Equity Investment Income	$99,018,000	$112,963,000

Net Income	$54,994,000	$62,225,000

Earnings Per Share	$1.55	$1.76

Diluted Earnings Per Share	$1.55	$1.75

Basic Average Shares Outstanding	35,459,000	35,389,000

Dilutive Average Shares Outstanding	35,501,000	35,456,000

	Six Months Ended March 31,

	2002	2001

Total Operating Revenues	$900,383,000	$1,790,771,000

Operating Income	$163,944,000	$170,692,000

Equity Investment Income	($4,087,000)	$15,804,000

Operating and Equity Investment Income	$159,857,000	$186,496,000

Net Income	$86,015,000	$97,363,000

Earnings Per Share	$2.43	$2.75

Diluted Earnings Per Share	$2.42	$2.75

Basic Average Shares Outstanding	35,446,000	35,364,000

Dilutive Average Shares Outstanding	35,493,000	35,419,000

Peoples Energy Corporation			Preliminary

Summary of Selected Operating Data (Unaudited)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2002	2001	2002	2001

Gas Distribution Deliveries (MDth)
Sales - Residential
-Heating	51,497	56,522	83,336	102,846
-Non-heating	1,077	1,175	2,136	2,185
- Commercial	8,011	8,782	12,801	16,010
- Industrial	1,634	1,829	2,600	3,293
Transportation	35,333	38,081	59,213	69,848
Total Gas Distribution Deliveries	97,552	106,389	160,086	194,182

Weather
Degree Days - actual	2,865	3,281	4,727	5,913
Per cent colder (warmer) than normal	-12.0%	0.8%	-14.6%	6.9%

Number of Gas Distribution Customers (average)
Sales - Residential
-Heating	753,053	757,611	745,830	749,905
-Non-heating	177,859	180,344	176,711	178,270
- Commercial	45,060	47,309	44,067	47,977
- Industrial	2,917	3,092	2,869	3,133
Transportation	21,147	19,543	21,368	18,308
Total Gas Distribution Customers	1,000,036	1,007,899	990,845	997,593

Retail Energy Gas and Electric Customers (at March 31)	13,053	14,923	13,053	14,923

Employees (at March 31)
Gas Distribution	2,367	2,534	2,367	2,534
Diversified Businesses	105	94	105	94
Peoples Energy Corporate	27	29	27	29
Total Employees	2,499	2,657	2,499	2,657

Megawatt Capacity	675	300	675	300

Oil and Gas Production
Average daily production:
Gas (MMCFD)	47.9	28.3	47.6	29.2
Oil (MBOD)	1.2	1.0	1.2	1.0
Gas equivalent (MMCFED)	54.8	34.3	54.7	35.5

Percentage hedged:
Gas	82%	80%	79%	83%
Oil	100%	54%	80%	54%

Average hedge price:
Gas ($/MCF)	$ 3.32	$ 2.40	$ 3.46	$ 2.44
Oil ($/BBL)	$ 21.08	$ 20.31	$ 21.56	$ 21.31

Net realized price:
Gas ($/MCF)	$ 2.96	$ 3.38	$ 3.03	$ 2.95
Oil ($/BBL)	$ 15.08	$ 23.89	$ 18.82	$ 24.47
Equivalent ($/MCFE)	$ 2.92	$ 3.49	$ 3.05	$ 3.15

Peoples Energy Corporation				Preliminary

Consolidated Statements of Income (Unaudited)

	Three Months Ended		Six Months Ended
(In Thousands, except per-share amounts)	March 31,		March 31,
	2002	2001	2002	2001

Operating Revenues	$ 522,835	$ 1,073,789	$ 900,383	$ 1,790,771
Operating Expenses:
Cost of energy sold	276,626	796,980	463,129	1,285,616
Operation and maintenance	71,878	69,852	138,049	145,766
Depreciation, depletion and amortization	24,793	21,329	49,297	43,767
Taxes - Other than income taxes	49,942	83,671	85,964	144,930

Total Operating Expenses	423,239	971,832	736,439	1,620,079

Operating Income	99,596	101,957	163,944	170,692

Equity Investment Income	(578)	11,006	(4,087)	15,804

Total Operating and Equity Investment Income	99,018	112,963	159,857	186,496

Other Income and (Deductions)	3,280	6,314	5,386	5,305

Interest Expense	13,971	18,900	29,946	36,197

Earnings Before Income Taxes	88,327	100,377	135,297	155,604

Income Taxes	33,333	38,152	49,282	58,207

Income Before Cumulative Effect of Change in
Accounting Principle	54,994	62,225	86,015	97,397

Cumulative Effect of Change in Accounting
Principle, Net of Tax	-	-	-	(34)

Net Income	54,994	62,225	86,015	97,363

Average Shares of Common Stock Outstanding
Basic	35,459	35,389	35,446	35,364
Diluted	35,501	35,456	35,493	35,419
Earnings Per Share of Common Stock
Basic	1.55	1.76	2.43	2.75
Diluted	1.55	1.75	2.42	2.75

Peoples Energy Corporation

Business Segments (Unaudited)
				Retail
(In Thousands)	Gas	Power	Midstream	Energy	Oil and Gas		Corporate and
Three Months Ended March 31, 2002	Distribution	Generation	Services	Services	Production	Other	Adjustments	Total
Operating Revenues	$ 414,411	$ -	$ 34,031	$ 57,635	$ 19,495	$ 9	$ (2,746)	$ 522,835
Depreciation, depletion and amortization	17,135	30	171	411	7,012	7	27	24,793
Operating Income	95,145	(1,094)	2,462	(133)	8,917	(329)	(5,372)	99,596
Equity Investment Income	-	(1,611)	1,798	-	(881)	116	-	(578)
Operating and Equity Investment Income	$ 95,145	$ (2,705)	$ 4,260	$ (133)	$ 8,036	$(213)	$ (5,372)	$ 99,018

				Retail
(In Thousands)	Gas	Power	Midstream	Energy	Oil and Gas		Corporate and
Three Months Ended March 31, 2001	Distribution	Generation	Services	Services	Production	Other	Adjustments	Total
Operating Revenues	$ 902,028	$ -	$ 47,625	$ 115,534	$ 10,765	$ 9	$ (2,172)	$ 1,073,789
Depreciation, depletion and amortization	16,736	-	132	378	3,995	17	71	21,329
Operating Income	101,602	(677)	286	2,248	2,795	(475)	(3,822)	101,957
Equity Investment Income	-	6,287	4,769	-	(419)	369	-	11,006
Operating and Equity Investment Income	$ 101,602	$ 5,610	$ 5,055	$ 2,248	$ 2,376	$(106)	$ (3,822)	$ 112,963

				Retail
(In Thousands)	Gas	Power	Midstream	Energy	Oil and Gas		Corporate and
Six Months Ended March 31, 2002	Distribution	Generation	Services	Services	Production	Other	Adjustments	Total
Operating Revenues	$ 705,144	$ -	$ 57,246	$ 107,884	$ 35,319	$ 18	$ (5,228)	$ 900,383
Depreciation, depletion and amortization	34,026	58	407	820	13,918	18	50	49,297
Operating Income	163,593	(2,309)	5,282	1,268	12,197	(657)	(15,430)	163,944
Equity Investment Income	-	(3,227)	1,296	-	(2,404)	248	-	(4,087)
Operating and Equity Investment Income	$ 163,593	$ (5,536)	$ 6,578	$ 1,268	$ 9,793	$(409)	$ (15,430)	$ 159,857

				Retail
(In Thousands)	Gas	Power	Midstream	Energy	Oil and Gas		Corporate and
Six Months Ended March 31, 2001	Distribution	Generation	Services	Services	Production	Other	Adjustments	Total
Operating Revenues	$ 1,489,993	$ -	$ 87,920	$ 196,674	$ 20,351	$ 17	$ (4,184)	$ 1,790,771
Depreciation, depletion and amortization	34,086	-	263	755	8,492	33	138	43,767
Operating Income	179,969	(1,328)	4,428	259	2,541	(791)	(14,386)	170,692
Equity Investment Income	-	7,333	6,170	-	1,742	559	-	15,804
Operating and Equity Investment Income	$ 179,969	$ 6,005	$ 10,598	$ 259	$ 4,283	$(232)	$ (14,386)	$ 186,496

Peoples Energy Corporation	Preliminary

Consolidated Balance Sheets (Unaudited)

	March 31,	March 31,
(In Thousands)	2002	2001

Assets
Capital Investments:
Property, plant and equipment, at original cost	$ 2,740,689	$ 2,508,530
Less - Accumulated depreciation and depletion	990,949	910,838
Net property, plant and equipment	1,749,740	1,597,692
Investments in equity investees	95,270	139,724
Other investments	26,041	25,627

Total Capital Investments - Net	1,871,051	1,763,043

Utility Customer Accounts Receivable - net of reserves	293,693	651,126
Other Current Assets	304,861	448,381
Other Assets	329,974	260,368

Total Assets	$ 2,799,579	$ 3,122,918

Capitalization and Liabilities
Common Stockholders' Equity:
Common stock	$ 300,560	$ 299,104
Capital in excess of par value of stock	14	3
Retained earnings	556,208	543,118
Treasury stock	(6,793)	(6,817)
Accumulated other comprehensive income	(13,143)	(32,505)

Total Common Stockholders' Equity	836,846	802,903
Long-Term Debt	644,020	744,313

Total Capitalization	1,480,866	1,547,216

Current Liabilities	792,510	1,109,855
Deferred Credits and Other Liabilities	526,203	465,847

Total Capitalization and Liabilities	$ 2,799,579	$ 3,122,918

Common Stock Information at End of Period
(Unaudited)

Annualized dividend rate	$2.08	$2.04
Dividend yield (per cent)	5.3%	5.2%
Book value per share	$23.60	$22.69
Market price	$39.38	$38.87
Market price as a per cent of book value	167%	171%